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                           EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Celerity Systems, Inc. on Form S-8 (File No. 333-63795) of our report dated March 10, 2000, which report includes an explanatory paragraph regarding substantial doubt about Celerity Systems, Inc.'s ability to continue as a going concern, relating to the financial statements, which appears in this Form 10-KSB.

/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Knoxville, Tennessee
March 27, 2000